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                                                                   EXHIBIT 11(a)




                             CONSENT OF COUNSEL

                         AIM TAX-EXEMPT FUNDS, INC.



         We hereby consent to the use of our name and to the reference to our firm under the caption "General Information - Legal Counsel" in the Prospectus for AIM Tax-Exempt Funds, Inc. (the "Fund") and under the caption Miscellaneous Information - Legal Matters in the Statement of Additional Information for the Fund, which is included in Post-Effective Amendment No. 5 to the Registration Statement under the Securities Act of 1933 (No. 33-66242) and Amendment No. 6 to the Registration Statement under the Investment Company Act of 1940 (No. 811-7890) on Form N-1A of the Fund.




                                        /s/ Ballard Spahr Andrews & Ingersoll
                                        -------------------------------------


Philadelphia, Pennsylvania
July 15, 1997